American General Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No. 333-100345
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 1					Trade Date:	4/7/2003
(To Prospectus dated October 18, 2002 and Prospectus Supplement dated March 28, 2003)					Issue Date:	4/10/2003
The date of this Pricing Supplement is April 7, 2003

CUSIP or Common Code	Specified Currency (if other than U.S. dollars)	Interest Rate	Authorized Denominations (if other than U.S. $1,000 and integral multiples thereof)	Maturity Date	Price to Public	Proceeds to Issuer	Discounts & Commissions
02639EAA2	N/A	2.250%	N/A	10/15/2005	100%	99.550%	0.350%
02639EAB0	N/A	3.000%	N/A	4/15/2007	100%	99.300%	0.550%
02639EAC8	N/A	3.800%	N/A	4/15/2009	100%	98.850%	1.000%

[Additional columns below]

[Continued from above table, first column repeated]

CUSIP or Common Code	Interest Payment Frequency	Interest Payment (First Payment Date	Survivor’s Option	Maximum Reallowance	Dealer	Other Material Terms	Subject to Redemption Yes/No Redemption Date
						(if any)

02639EAA2	Quarterly	7/15/2003	Yes	$1.50	99.650%	N/A	No	N/A
02639EAB0	Semi-Annual	10/15/2003	Yes	$1.50	99.450%	N/A	No	N/A
02639EAC8	Monthly	5/15/2003	Yes	$1.75	99.000%	N/A	No	N/A

Original Issue Discount Notes:			Total Amount of OID: N/A

------------ Yes
X
------------ No